EXHIBIT 3.67
State of Delaware
Secretary of State
Division of Corporations
Delivered 06:42 PM 05/12/2003
FILED 06:42 PM 05/13/2003
SRV 030307222 — 3657514 FILE
STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION
•First: The name of the limited liability company is Pottstown Hospital Company, LLC
•Second: The address of its registered office in the State of Delaware is 2711 Centerville Rd., Ste. 400 in the City of Wilmington
The name of its Registered agent at such address is
Corporation Service Company
•Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is ___.”
•Fourth: (insert any other matters the members determine to include herein)
In Witness Whereof, the undersigned have executed this Certificate of Formation of Pottstown Hospital Company, LLC this 12 day of May, 2003.
BY: /s/Robin Joi Keck
NAME: Robin Joi Keck
NAME: Robin Joi Keck
Type or Print

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
POTTSTOWN HOSPITAL COMPANY, LLC
POTTSTOWN HOSPITAL COMPANY, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
1. The name of the limited liability company is POTTSTOWN HOSPITAL COMPANY, LLC
2. The certificate of formation of the company is hereby amended by striking out Article 2 thereof and by substituting in lieu of said Article the following new Article:
“2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, County of Kent, Delaware 19901.”
Executed on October 23, 2003.
/s/Kimberly A. Wright, Asst. Sec.
Kimberly A. Wright, Authorized Person
State of Delaware
Secretary of State
Division of Corporations
Delivered 07:33 PM 11/05/2003
FILED 07:04 PM 11/05/2003
SRV 030712453 — 3657514 FILE

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